MASTER LICENSE DISTRIBUTOR AGREEMENT

THIS MASTER LICENSE AGREEMENT is made and entered into this 5th day of December 1994, by and between TRADESMAN
Industries, Inc. a Delaware corporation, having a place of business at 11588 Sorrento Valley Road, Suite 22, San
Diego, California 92121, ("TRADESMAN") and Work Recovery,
Inc. having a place of business at 2341 South Friebus, Suite 14, Tucson, AZ 85713 ("Master Distributor").

1.   Term of Agreement

     This Agreement shall be effective as of the date first set forth above and unless otherwise terminated in accordance with the provisions herein, shall remain in effect for an initial term of fifteen (15) years. Thereafter, this Master
     Distributor Agreement shall be renewable for two
     (2) additional five (5) year periods in accordance with paragraph 4 thereof.

2.  Appointment of Master Distributor and Market Area

     A.   Appointment

          TRADESMAN agrees to sell to Master Distributor and Master Distributor agrees to purchase from TRADESMAN, under the terms and conditions contained herein, TRADESMAN products including trucks, trailers, equipment, accessories and parts with a patented rear-end hydraulic technology as set forth on Exhibit A attached hereto ("Vehicles"). TRADESMAN reserves the right to add or delete any or all items of Vehicles from Exhibit A upon ninety (90) days prior written notice to Master Distributor.
          Master Distributor shall not acquire the right to purchase other TRADESMAN products not set forth on Exhibit A unless or until a written amendment to Exhibit A is executed by both
          TRADESMAN and Master Distributor.

     B.   Designated Territory

          TRADESMAN hereby grants to Master Distributor the right to sell, lease, service and/or otherwise market Vehicles within Master
          Distributor's Designated Territory which shall consist of the United States.

          Subject to the exceptions set forth below, TRADESMAN agrees that so long as Master
          Distributor is not in default of the terms and conditions of this Agreement and continues to meet all Performance Criteria, as set forth in paragraph 3, below, within the specified time frames, TRADESMAN will not appoint another
          Master Distributor for Vehicles within the Designated Territory.

     C.   Appointment of Dealers

          Master Distributor shall be entitles to
          appoint dealers of Vehicles within the
          Designated Territory and TRADESMAN agrees that so long as Master Distributor is not in default hereunder, only those dealers appointed by Master Distributor within the Designated Territory shall be entitled to designate themselves as an "Authorized Dealer of TRADESMAN Industries, Inc." ("Authorized
          Dealer")

          Dealer Criteria: Each new Authorized Dealer appointed by Master Distributor shall meet the following criteria:

          i)  Be an existing business in automobiles,
          trucks, trailers or a related automotive field for at least five (5) years or be a start-up business whose participants each have sufficient years automotive or related sales experience; and

          ii) Agree to maintain a suitable location for the sale of products and display at least one
          (1) Vehicle to be sold, leased, or otherwise distributed at each of its locations for demonstration purposes; and

          iii) Agree to use its best efforts to promote marketing, sales, lease or other distribution of Vehicles.

          Master Distributor shall notify TRADESMAN, in writing of each new proposed dealer to be appointed by it and provide TRADESMAN with all information requested by TRADESMAN concerning that proposed dealer. TRADESMAN shall have the right to reject the appointment of any proposed dealer not meeting the above criteria. So long as Master Distributor is not in default, TRADESMAN also agrees, at its discretion, to refer prospective dealer leads within the Designated Territory to Master
          Distributor.

     D.   TRADESMAN/ Master Distributor Relationship

          Master Distributor agrees and acknowledges that it is an independent contractor and, as such, shall not be nor hold itself out as a partner or agent of TRADESMAN. Master
          Distributor further agrees and acknowledges that it has no authority to act for or in the name of TRADESMAN or to bind or commit
          TRADESMAN in any manner. Master Distributor shall operate its business as an independent business with full responsibility for payment of all related expenses.

3.   Consideration

     Master Distributor shall pay to TRADESMAN in consideration of the execution of this Agreement by TRADESMAN, a license fee of Six Million (U.S.
     $6,000,000) Dollars.

4.   Minimum Performance Criteria

     A.   Appointment of Dealers

          Master Distributor agrees to appoint in the Designated Territory at least the following minimum number of Authorized Dealers at the following intervals:

          A total of twenty (20) Authorized Dealers by one year after the effective date of this agreement;

          A total of thirty (30) Authorized Dealers by two (2) years after the effective date of this Agreement;

     B.   Annual and Quarterly Purchase Commitment

          During the initial term of this Agreement, Master Distributor agrees to purchase at the price shown in Exhibit A at least 1,000 Van
          Vehicles ("Annual Purchase Commitment") for sale in the Designated Territory to its Authorized Dealers or its end user customers in accordance with the quarterly purchase schedule set forth below:

          Quarterly Purchase Schedule

                              Percentage of
                              Annual Purchase     Unit
                              Commitment          Volume

          1st Quarter         25%                 250

          2nd Quarter         25%                 250

          3rd Quarter         25%                 250

          4th Quarter         25%                 250

               Total......    100%                (Annual
Purchase

Commitment)

          The first quarter shall commence on April 1, 1995.

     C.   Annual Purchase Commitment Deposit.

          Master Distributor shall pay to TRADESMAN an Annual Purchase Commitment deposit of One
          Million Five Hundred Thousand (U.S.
          $1,500,000) Dollars.

     D.   Default/Notice of Deficiency

          In the event Master Distributor fails to achieve either the performance criteria for appointment of Authorized Dealers or for purchase of either the quarterly or Annual
          Purchase Commitment in any of the time periods specified, TRADESMAN may issue to Master
          Distributor a notice of deficiency within thirty (30) days after the conclusion of the relevant periods.

          In the event Master Distributor, after receipt of such notice of deficiency, fails to achieve, the aggregate minimum performance criteria for both appointment of Authorized
          Dealers and for purchase of either the
          aggregate quarterly or Annual Purchase
          Commitment, TRADESMAN may, at its sole option, cancel this agreement upon thirty (30) days prior written notice and/or appoint additional dealers and/or distributors in the Designated
          Territory. The appointment by TRADESMAN of additional dealers and/or distributors in the Designated Territory as authorized by the previous sentence shall not preclude subsequent cancellation of this Agreement by TRADESMAN in the event aggregate minimum performance criteria are not satisfied by Master Distributor in subsequent time intervals.

5.   Renewal/Minimum Performance Criteria

     No later than one hundred and eighty (180) days prior to the expiration of the initial term of this Agreement and expiration of each successive renewal term, TRADESMAN and Master Distributor shall negotiate in good faith to establish minimum performance criteria for the next period. The minimum performance criteria to be agreed upon shall take into account reasonable market growth and penetration with due regard to demonstrated performance by other Master Distributors and economic conditions in the Designated Territory.
     In the event TRADESMAN and Master Distributor are unable to agree, in writing, on minimum performance criteria for the next period within sixty (60) days prior to commencement thereof; (i) the minimum performance criteria for such period shall be conclusively established to be twenty percent (20%) greater than the minimum performance criteria for the previous period for both operating Authorized
     Dealers and for the Annual Purchase Commitment and
     (ii) TRADESMAN may, at its sole option, appoint additional dealers and/or distributors in the Designated Territory.

6.   Orders and Delivery

     A. Each Vehicle order shall be in writing and shall be subject to written acceptance and confirmation of delivery schedule by TRADESMAN within thirty (30) days from receipt of same, subject to reasonable availability of
          Vehicles.

     B.   TRADESMAN Vehicles shall be sold and shipped
          FOB TRADESMAN's factory.  All freight,
          insurance, duty, sales, use and excise taxes applicable to or levied on the sales of Vehicles shall be paid by Master Distributor, in addition to the currently listed prices for such vehicles. TRADESMAN agrees to drop ship to Master Distributor's dealer or end user within the Designated Territory upon forty-five (45) days written notice prior to the scheduled delivery date.

     C.   This Agreement is intended to cover all
          transactions related hereto. Unless otherwise expressly agreed to in writing, no written or printed terms and conditions in any purchase order inconsistent with anything herein shall have any effect. All transactions, orders and/or deliveries between Master Distributor and TRADESMAN subsequent to the expiration and/or cancellation of this Agreement shall not serve as an extension and/or renewal of the Agreement, but shall be deemed to be governed by the terms hereof.

     D.   TRADESMAN shall use reasonable efforts to ship
          Vehicles ordered by Master Distributor to meet
          Master Distributor's requested delivery dates.
          TRADESMAN may, in its sole discretion,
          allocate distribution since Master Distributor agrees and acknowledges that TRADESMAN will be subject, from time to time, to manufacturer production and/or shipping delays. In no event shall TRADESMAN be liable to Master
          Distributor for any loss or damage resulting from failure to fill Master Distributor's orders or delay in delivery. Master
          Distributor shall inspect all products upon receipt. Acceptance shall be conclusively presumed unless TRADESMAN receives written notice of rejection within ten (10) days of receipt by Master Distributor.

     E.   Upon execution of this Agreement, Master
          Distributor shall give to TRADESMAN a firm, non-cancelable purchase order covering
          Vehicles to be delivered within the first six
          (6) months after execution of this Agreement.
          In addition, Master Distributor shall give
          TRADESMAN its estimated requirements for the subsequent six (6) month period. Quarterly, thereafter, Master Distributor shall update both the firm order and forecast.

7.   Prices/Terms

     A. Prices to Master Distributor for Vehicles and applicable taxes and duties are FOB
          TRADESMAN's factory, and are those set forth in Exhibit A attached hereto (as it may be amended by TRADESMAN from time to time). For purposes of computing achievement of minimum performance criteria, Master Distributor shall be entitled to include only those purchases of Vehicles for sale to Authorized Dealers or end users within the Designated Territory.

     B. TRADESMAN reserves the right to increase prices effective upon ninety (90) days prior written notice. Price decreases will be effective immediately without notice. New pricing will apply to all shipments made after the effective date of the price change.

     C. Prices to Master Distributor for training, sales literature, publications and product support shall be TRADESMAN's then current rates.

     D. Payments called for under this Agreement shall be due from Master Distributor on terms as set forth on the appropriate invoice. TRADESMAN reserves the right to alter or rescind such terms in the event Master Distributor is in default of payments.

     E. TRADESMAN retains a security interest in all Vehicles sold to Master Distributor hereunder until TRADESMAN receives payment in full therefore from Master Distributor. Master
          Distributor agrees to execute any instrument or statement required by law or otherwise in order to perfect, continue, or terminate
          TRADESMAN's security in all Vehicles sold hereunder.

8.   Spare Parts/Modifications

     A.   Spare Parts

          For a period of five (5) years following last delivery to Master Distributor of a particular model of Vehicle, TRADESMAN agrees to make spare parts available to Master Distributor for that Model.

          Spare part prices shall be established by TRADESMAN and may be amended from time to time. Prices for said spare parts shall be those in effect at the time of the delivery except that TRADESMAN will honor all orders received and accepted prior to the effective date of any change and scheduled for delivery not more than sixty (60) days after the date of any price change.

     B.   Modifications

          Master Distributor agrees that it will not sell parts, supplies or Vehicles bearing
          TRADESMAN's name or trademark which have been modified or altered or which were not originally manufactured or supplied by
          TRADESMAN.

9.   Installation, Service and Maintenance

     Master Distributor shall perform or provide for installation and adequate ongoing support and maintenance of Vehicles sold and parts supplied by Master Distributor and/or Authorized Dealers.
     Master Distributor and/or Authorized Dealers will employ a sufficient number of qualified personnel to enable it to provide necessary warranty and out of warranty installation and maintenance service at reasonable rates, for all TRADESMAN Vehicles in the Designated Territory, without regard to whether said Vehicle was sold by Master Distributor to its Authorized Dealers. The maintenance service to be provided by Master Distributor and/or Authorized
     Dealers shall meet all reasonable standards established by TRADESMAN. A failure by Master
     Distributor to comply with any of the provisions of this paragraph shall be deemed to be a material breach of this Agreement and TRADESMAN shall have the right to immediately terminate this Agreement unless Master Distributor cures such breach within five (5) days after receiving notice of the breach from TRADESMAN.

10.  Duties of Master Distributor

     A. Master Distributor shall use its best efforts to actively promote the marketing, sale and distribution of Vehicles within Master
          Distributor's Designated Territory. Without in any way limiting the generality of the foregoing, Master Distributor shall:

          1. Purchase and stock the minimum necessary quantities of spare parts to adequately support Vehicles and equipment.

          2.   Provide TRADESMAN with a copy of Master
               Distributor's published dealer list
               prices and suggested retail list prices
               for Vehicles and parts to be used in the Designated Territory. On a quarterly basis, Master Distributor will furnish
               TRADESMAN with information summarizing
               significant marketing activities, trends and conditions, as well as an updated six
               (6) month forecast of Vehicle
               requirements and prospective dealers and on a monthly basis, furnish the name and address of each end user for Vehicles that have been sold during that month.

          3. Develop and market parts and accessories for use with Vehicles.

          4.   Maintain an adequate, trained sales and
               support force, employed by Master
               Distributor, to promote the sale and
               support of Vehicles and support of Master
               Distributor's dealer network.

          5. Endeavor to protect patents, copyrights, trade secret and proprietary rights of TRADESMAN. Master Distributor shall promptly report any infringements of which Master Distributor becomes aware and shall cooperate with TRADESMAN in its efforts to protect patents, trademarks, and copyrights.

          6. Provide all necessary marketing, service and maintenance support to Master
               Distributor's Authorized Dealers
               including distribution of advertising
               literature, maintenance manuals and other sales materials.

b. No compensation or other expenses shall be paid to Master Distributor for the performance of the duties set forth in this Agreement. Master
     Distributor's principal compensation will arise from the resale of Vehicles purchased.

11.  Duties of TRADESMAN

     A.   TRADESMAN will make available scheduled
          classes subject to space availability in California, or at other locations TRADESMAN might designate, and, from time to time, training courses for Vehicles operations, maintenance and repair. All salary, travel and living expenses of Master Distributor's and its dealers' personnel will be borne by Master Distributor and/or Authorized Dealer.
          Training manuals and training courses will be provided at TRADESMAN's standard prices in effect at the time of the order for said training.

     B.   TRADESMAN will make available to Master
          Distributor those pamphlets, advertising literature, maintenance manuals, aids, promotional materials and sales materials regarding Vehicles as it may have available.
          Prices for such publications will be
          TRADESMAN's standard prices in effect at the time of order for said materials.

     C. During the term of this Agreement, TRADESMAN shall provide Master Distributor with Vehicle support consisting of, but not necessarily limited to:

          1)   Vehicle mechanical and technical
               consultation.

          2)   Maintenance and revision of TRADESMAN-
               furnished publications.

          3) Troubleshooting assistance at TRADESMAN's standard prices then in effect.

          4)   TRADESMAN designated mandatory Field
               Change Order kits.

12.  Warranty

     TRADESMAN warrants to Master Distributor alone that TRADESMAN manufactured Vehicles will be free from defects in material and workmanship. TRADESMAN warrants to Master Distributor alone that Vehicles such as trucks, vans and trailers not manufactured by TRADESMAN, but sold by TRADESMAN, as well as all spare parts will be free from defects in material and workmanship.

     TRADESMAN's obligation under these warranties is limited to replacing or repairing parts and equipment provided that each item found to be defective is within the warranty period.

     This warranty shall immediately be null and void if, in TRADESMAN's sole judgment, the Vehicles, parts or equipment have been subject to unauthorized modification, misuse, abuse, neglect, accident, improper installation or application, alteration or neglect in use, storage, transportation or handling, or if the serial number and/or other Product markings have been removed, defaced or altered.

     THE ABOVE WARRANTIES ARE NOT IN LIEU OF ALL OTHER
     MANUFACTURER WARRANTIES, EXPRESSED, IMPLIED OR
     STATUTORY OR ARISING BY CUSTOM OR TRADE USAGE,
     INCLUDING ANY WARRANTY OF MERCHANTABILITY OR
     FITNESS.

13.  Limitation of Claims

     THE COMMENCEMENT OF ANY ACTION OR PROCEEDING ON ANY
     CLAIM RELATING TO THIS AGREEMENT ON THE WARRANTIES
     HEREUNDER OR ON ANY MATTER RELATING TO THE SALE TO
     MASTER DISTRIBUTOR OF VEHICLES, EQUIPMENT OR SPARE
     PARTS MUST BE BROUGHT WITHIN ONE (1) YEAR FROM THE
     DATE OF DELIVERY OF THE VEHICLE OR CLAIMED BREACH
     OF THIS AGREEMENT OR ANY WARRANTY.  IN NO EVENT
     SHALL TRADESMAN'S LIABILITY TO MASTER DISTRIBUTOR
     (WHETHER SUCH LIABILITY ARISES FROM A CLAIM BASED
     ON CONTRACT, WARRANTY, TORT OR OTHERWISE) THE PRICE
     PAID FOR THE SPECIFIC VEHICLE AND IN NO EVENT SHALL
     TRADESMAN BE LIABLE FOR ANY COMPENSATION TO MASTER
     DISTRIBUTOR FOR THE VALUE OF ITS PAST, PRESENT, OR
     FUTURE BUSINESS, ESTABLISHMENT OF THE TRADESMAN
     NAME AND REPUTATION IN THE DESIGNATED TERRITORY,
     GOODWILL OR OTHER SUCH DAMAGES.

14.  Patents, Trademarks and Copyrights

     All patents, trademarks, trade names, and copyrights granted or applied for in connection with the vehicles now and in the future are and shall remain the sole property of TRADESMAN and may be used by Master Distributor only in accordance with TRADESMAN's written instructions governing their use.

15.  Patent Indemnity

     A. TRADESMAN shall, at its expense, defend any patent infringement proceeding instituted against Master Distributor in which it is asserted that any Vehicle or any part thereof sold by TRADESMAN hereunder infringes on any Patent, United States or International, and shall hold Master Distributor harmless against damages and costs awarded by final judgment in such proceeding to the extent directly attributable to such infringement. TRADESMAN shall have full control of the defense and shall be free to negotiate and conclude any settlement or compromise.

     B. If permanent injunction shall prohibit use of Vehicle or any part thereof, or if TRADESMAN shall reasonably believe that such an injunction may issue, TRADESMAN shall, at its option and expense, either:

          1. Procure for Master Distributor the right to continue use of Vehicle or part thereof; or

          2. Replace and modify the Vehicle so that it becomes non-infringing or

          3.   Require the return to TRADESMAN of such
               Vehicle or part thereof and refund the
               purchase price, less a reasonable amount for use, damage or obsolescence.

     C. TRADESMAN's sole liability shall be as stated herein and TRADESMAN shall have no liability whatever to Master Distributor for any actual or claimed patent infringement arising out of
          (i) compliance with Regulatory Agency
          requirements and (ii) modification or
          alteration of Vehicles not made by TRADESMAN or use of Vehicle in combination with non-
          TRADESMAN furnished equipment or parts.
          Master Distributor undertakes to provide similar limitation of liability for patent infringement in Master Distributor's agreements with its dealers and other customers.

16.  Indemnity

     MASTER DISTRIBUTOR SHALL DEFEND AND HOLD TRADESMAN
     HARMLESS FROM ALL CLAIMS, LAWSUITS AND AWARDS,
     JUDGMENTS AND/OR LIABILITY ARISING IN CONNECTION
     WITH MASTER DISTRIBUTOR'S MARKETING, SALE, LEASE OR
     OTHER DISTRIBUTION OF VEHICLES PURSUANT TO THIS
     AGREEMENT.

     THIS INDEMNITY SHALL INCLUDE ALL ATTORNEY'S FEES
     AND COSTS REASONABLY INCURRED BY TRADESMAN IN
     DEFENSE OF ANY CLAIM OR LAWSUIT SUBJECT TO THIS
     PARAGRAPH.

17.  Termination/Expiration

     A.   In addition to the specific provisions
          concerning failure to meet minimum
          performance criteria as set forth in paragraph
          3 and other specific provisions regarding termination or expiration contained in this Agreement, this Agreement may be terminated by either party by reason of the other party's default in any of the provisions of this Agreement or any other agreement between the parties if the defaulting party fails to cure said default within ten (10) days of written notice by the non-defaulting party. This
          Agreement may also be terminated immediately upon receipt of written notice if either party becomes insolvent, files or is the subject of a bankruptcy action, has a receiver appointed, or makes an assignment for the benefit of creditors.

     B. Upon termination/expiration of this Agreement for reasons other than non-payment, howsoever same shall occur, TRADESMAN will fill such orders as have been accepted by TRADESMAN and the Master Distributor shall accept the Vehicles subject thereto and pay the purchase price therefore in accordance with the provisions of this Agreement. All sales of Vehicles to Master Distributor after termination/expiration of this Agreement shall be pursuant to the terms and conditions as set forth in this Agreement except that no such sale shall be interpreted or construed to effect a renewal or extension of this Agreement.

     C. Termination/expiration of this Agreement shall not relieve Master Distributor of any obligations incurred while this Agreement is in effect, nor shall Master Distributor be relieved of its obligations to provide service on products sold during or after the term of this Agreement.

     D. Upon termination/expiration of this Agreement, Master Distributor shall immediately cease to hold itself out as an "Authorized Master
          Distributor of Products of TRADESMAN
          Industries, Inc." and shall cease to exercise any rights granted pursuant to this Agreement, and remove all signs, advertisements, telephone directory listings, logotypes, names, insignia and/or all other promotional materials identifying it in any way as an authorized TRADESMAN Master Distributor.
          Master Distributor shall return to TRADESMAN all copies of TRADESMAN furnished proprietary manuals, and/or confidential data except data specifically required to service and maintain sold Vehicles.

     E.   Notwithstanding termination/expiration of this
          Agreement, Master Distributor shall continue to be liable to TRADESMAN for any and all amounts due TRADESMAN pursuant to this Agreement. Master Distributor shall pay any and all reasonable attorneys' fees and other costs incurred by TRADESMAN in seeking collection of any amounts due TRADESMAN by Master Distributor.

     F. Upon termination/expiration, no indemnity, severance, damages or compensation shall be deemed earned or payable to Master Distributor because of Master Distributor's activities done or performed while this Agreement is in effect, or because of expenditures, investments, leases, agreements, or commitments given or made in connection with the creation, development, maintenance, growth, expansion and financing of such distributorship, or because of the creation of existence of dealership goodwill.

18.  Force Majeure

     In the event of fire, explosion, strikes, war, act of any government agency, material or labor shortage, transportation contingency, act of God or any other causes beyond the control of TRADESMAN, or Force Majeure, TRADESMAN shall not be liable for any delay in shipment or non-delivery of the Vehicles covered by this Agreement arising therefrom, and Master Distributor is bound to accept the delayed shipment or delivery made within a reasonable time. The same causes or other defaults unavoidable to Master Distributor shall be sufficient excuse for the failure of Master
     Distributor to take and pay for Vehicles ordered under this Agreement, beyond such as are in transit, until such contingencies are removed. In the event such conditions cannot be corrected by the party affected within six (6) months from the date of the occurrence of the condition, then the other party has the option to terminate this Agreement.

19.  Other Terms

     A.   Remedies

          All remedies provided pursuant to this
          Agreement are cumulative and are in addition to any and all legal rights of the parties.

     B.   Assignment

          Master Distributor may not assign to this Agreement in whole or in part without the prior written consent of TRADESMAN. TRADESMAN reserves the right to assign this Agreement to a wholly-owned subsidiary or to any party acquiring a majority of the assets of TRADESMAN. Subject to the above, this Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties.

     C.   Waiver of Rights

          The failure of either party to enforce any of the provisions of this Agreement at any time shall not be construed to be a waiver of the right to enforce the provision or a waiver of the provision itself.

     D.   Validity

          In the event that any provision or any portion of any provision of this Agreement shall be held invalid, illegal or unenforceable, the remainder of this Agreement shall remain valid, enforceable, and in effect.

     E.   Governing Law

          This Agreement shall be governed and construed pursuant to the laws of the State of California.

     F.   Notice

          Any and all notice of delivery required
          pursuant to this Agreement shall be given in writing with delivery by certified or registered mail, return receipt requested, or by personal delivery as follows:

          If to TRADESMAN:         TRADESMAN Industries,
          Inc.
                                   11588 Sorrento Valley
Road,                                   Suite 22
                                   San Diego, CA  92121
                                   Atten: President

                                   or

          if to Master Distributor:Work Recovery, Inc.
                                   2341 South Freibus,
Suite 14
                                   Tucson, AZ  85713

          or to the most current known address of the party as may be specified in any written notice subsequent hereto.

20.  Entire Agreement

     This Agreement and any addenda attached hereto contain the entire understanding between TRADESMAN and Master Distributor regarding the subject matter of this Agreement. This Agreement supersedes any and all prior contracts, discussions, and or correspondence regarding the subject matter of this Agreement. Any and all modifications to this Agreement must be written and signed by authorized representatives of TRADESMAN and Master
     Distributor.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the Date(s) indicated below:

MASTER DISTRIBUTOR                 TRADESMAN Industries, Inc.

     By:Thomas L. Brandon          By: Carl J. Kosner

     Title: President and CEO      Title: President and CEO

     Date: December 5, 1994        Date: December 5, 1994